UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2013

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on April 25, 2013. There were 411,131,667 shares of common stock entitled to vote at the meeting and a total of 386,208,844 shares of common stock (approximately 94%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 — The election of four Class I directors to serve a three-year term until the 2016 Annual Meeting of Stockholders, and until their respective successors are elected and qualified.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Joseph H. Bryant	363,599,389	14,285,932	8,323,523
N. John Lancaster	337,195,924	40,689,397	8,323,523
Jon A. Marshall	374,170,484	3,714,837	8,323,523
Kenneth A. Pontarelli	328,904,237	48,981,084	8,323,523

Proposal 2 — The ratification of appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013.

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

385,008,299	55,923	1,144,622

Proposal 3 — Approval of the Cobalt International Energy, Inc. Long Term Incentive Plan

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	(Broker Non-Votes)

372,626,587	3,555,460	1,703,274	8,323,523

Proposal 4 — Advisory vote on executive compensation to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement

The compensation of the Company’s named executive officers was approved by advisory vote as follows:

For	Against	Abstain	(Broker Non-Votes)

371,477,224	4,825,884	1,582,213	8,323,523

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Senior Vice President and General Counsel